UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Syntroleum Corporation

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SYNTROLEUM CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2009
To the Stockholders:
The 2009 annual meeting of stockholders of Syntroleum Corporation will be held at Tulsa Community College, Southeast Campus, 10300 East 81st Street, Tulsa, Oklahoma 74133, on June 16, 2009, at 1:00 p.m. local time. At the annual meeting, the following matters will be voted upon:
(1)	A proposal to elect two Class A directors as members of our board of directors to serve until the 2012 annual meeting of stockholders or until their respective successors have been duly elected and qualified (Proposal 1).

(2)	A proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2009 (Proposal 2).

(3)	A proposal to amend our 2005 Stock Incentive Plan to delete the current restrictions upon the number of shares that may be awarded to non-employee director awards (Proposal 3).

(4)	Such other business as may properly come before the meeting or any adjournment of the meeting.
The foregoing items of business are more fully described in the proxy statement. This year we are using new Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the cost and environmental impact of our Annual Meeting. On or about April 23rd, 2009, we mailed our stockholders a notice containing instructions on how to access our 2009 Proxy Statement and 2008 10-K to Stockholders. You may access the annual report and proxy statement on the Internet at www.proxydocs.com/synm. The notice also included instructions on how to receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card. The Company expects to see significant cost savings by utilizing the new rules allowing for proxy materials to be furnished over the Internet.
Only stockholders of record at the close of business on April 15, 2009, are entitled to notice of and to vote at the annual meeting.
IMPORTANT: All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to vote your shares by telephone, the Internet, or if you receive your annual meeting materials by mail, by signing and returning the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the annual meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.
By Order of the Board of Directors,
Karen L. Gallagher, Corporate Secretary
April 23, 2009

SYNTROLEUM CORPORATION

PROXY STATEMENT

This proxy statement and accompanying proxy was first mailed (or mailed available electronically over the Internet) on or about April 23rd, 2009, in connection with the solicitation of proxies by our board of directors for use at our 2009 annual meeting of stockholders to be held at the time and place set forth in the accompanying notice. As used in this proxy statement, the terms “we,” “our,” “us” or the “Company” mean Syntroleum Corporation, a Delaware corporation, unless the context indicates otherwise.
INFORMATION CONCERING SOLICITATION AND VOTING
Record Date, Share Ownership and Voting
Stockholders of record at the close of business on April 15, 2009, which date is referred to herein as the record date, are entitled to notice of and to vote at the annual meeting. As of the record date, 64,095,874 shares of common stock were issued and outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of stockholders at the meeting. No other class of stock with voting rights is outstanding. Cumulative voting is not allowed in the election of directors.
Stockholders may vote by mail, telephone, the Internet or in person. Please note that voting via the Internet is a valid proxy voting method under the laws of the State of Delaware (our state of incorporation). Telephone voting can be accessed by calling the toll-free number 1-866-648-8133. Internet voting can be accessed by logging on to the following Internet address: www.proxydocs.com/synm. Telephone and Internet voting information is provided on the proxy card. A control number located on the proxy card is designed to verify each stockholder’s identity and allow stockholders to vote their shares and confirm their voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process. If you do not choose to vote by telephone or Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions.
All properly executed proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the specification made on the proxy. Proxies submitted without specification will be voted (except to the extent that authority to vote has been withheld) (1) FOR Proposal 1 to elect the nominees for director proposed by the board of directors, (2) FOR Proposal 2 to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2009, and (3) FOR Proposal 3 to amend our 2005 Stock Incentive Plan, all as described in greater detail elsewhere in this proxy statement. With respect to any other business that may properly come before the meeting, proxies will be voted in the discretion of the persons named in the proxy, except that proxies voted against the proposal to elect each of the two nominees as directors will not be voted in favor of any adjournment of the annual meeting for the purpose of soliciting additional proxies. The persons named as proxies were designated by the board of directors and are officers of Syntroleum.
Quorum
The presence, either in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHOLD,” and “ABSTAIN,” as well as broker “non-votes” will be counted as present for purposes of determining whether there is a quorum at the annual meeting. Broker “non-votes” occur when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner. In the absence of voting instructions from the beneficial owner, brokers are precluded from exercising their discretion to vote on matter’s considered “non-routine,” which would include Proposal 3, but may exercise their discretion to vote on “routine” matters such as Proposal 1, the election of directors, and Proposal 2, the ratification of the appointment of independent accountants.

Revoking a Proxy
Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by (1) duly executing and delivering to our corporate secretary a proxy bearing a later date, (2) filing with our corporate secretary a written notice of revocation or (3) voting in person at the meeting. The mailing address of our executive office is 5416 S. Yale, Ste. 400, Tulsa, OK 74135. A stockholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.
Solicitation
Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of our common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our certificate of incorporation divides the board of directors into three classes with the number of directors in each class to be fixed as provided in our bylaws. Our bylaws provide for a board of not less than three and no more than 11 directors with the exact number of directors in each class to be fixed by our board. Our board has determined that the total number of directors on the board at this time shall be six and that two directors shall be in each of Class A, Class B and Class C. Directors hold office for staggered terms of three years (or less if they were appointed to the board between annual meetings to fill a vacancy). One of three classes is elected at each year’s annual meeting to succeed the directors of that class whose terms are expiring. The terms for the directors of Classes A, B and C expire at the annual meeting of stockholders in 2009, 2010 and 2011, respectively.
Messrs. Bumstead and Rosene are Class A directors whose current terms are expiring at the 2009 annual meeting. Messrs. Bumstead and Rosene have been nominated for reelection to serve until the 2012 annual meeting of stockholders and until their successors are elected and qualified.
The persons named in the accompanying proxy intend to vote such proxy FOR the election of each of the nominees, unless authority to vote for the nominee is withheld by you on your proxy. Although the board of directors has no reason to believe that a nominee will be unable to serve as a director, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors, unless contrary instructions are given in the proxy.
Votes Required
Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. Accordingly, abstentions and broker “non-votes” will not be included in the voting tabulation as only affirmative votes will affect the outcome of election.
The board of directors recommends that you vote FOR the election of the following two nominees as Class A directors.
The following information is provided with respect to each nominee for election as a Class A director and for each of our Class B and Class C directors whose terms will expire in 2010 and 2011, respectively.
Nominees for Class A Directors

Name and Business Experience	Age

Frank M. Bumstead	67
Mr. Bumstead has been a director since May 1993. He has served as the Chairman of Flood, Bumstead, McCready & McCarthy, Inc., a financial and business management firm, since 1989 and as a managing member of FBM Consults, LLC since January 1, 2001. Mr. Bumstead presently serves as a director and Chairman of the Compensation Committee of Brookdale Senior Living, Inc.; a New York Stock Exchange listed company, United Supermarkets, Inc.; Nashville Wire Products, Inc. and The Memorial Foundation. Mr. Bumstead holds a B.S. in Business Administration from Southern Methodist University and an Masters of Business Management from Vanderbilt Owen Graduate School of Management.

Robert B. Rosene, Jr.	55
Mr. Rosene has been our Chairman of the Board since November 19, 2007 and a director since March 1985. Mr. Rosene is President of Seminole Energy Services, L.L.C., a natural gas marketing and gathering company. From 1984 to August 1998, he was Vice President of Boyd Rosene and Associates, Inc., a natural gas consulting and marketing firm which he co-founded. From 1976 to 1984, he was employed with Transok Pipeline Company, where he served in various positions, including Manager of Rates and Contract Administration and director of Gas Acquisitions. In 1987, Mr. Rosene co-founded MBR Resources, an oil and gas production company with operations in Arkansas, New Mexico, Oklahoma and Texas. Mr. Rosene holds a B.A. in Accounting from Oklahoma Baptist University.
2010 — Class B Directors

Name and Business Experience	Age

P. Anthony Jacobs	67

Mr. Jacobs has served as a director since November 1995. Mr. Jacobs also served as the Chairman of the Board of SLH Corporation, a predecessor to the company, from December 1996 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Jacobs served as President and Chief Executive Officer of Lab Holdings, Inc., a company principally engaged in the laboratory testing business, from September 1997 until August of 1999 when Lab Holdings merged with Lab One, Inc. From 1990 to 1993, he served as Executive Vice President and Chief Operating Officer of Seafield Capital Corporation, and from May 1993 to September 1997, he served as President and Chief Operating Officer of Seafield Capital Corporation. Mr. Jacobs holds a B.A. and an M.B.A. from the University of Kansas and is also a Chartered Financial Analyst.

James R. Seward	56
Mr. Seward has served as a director since December 1988. Mr. Seward also served as the President, Chief Executive Officer and director of SLH Corporation from February 1997 through the closing date of the merger of Syntroleum Corporation into SLH Corporation in August 1998. Mr. Seward presently serves as a director of Brookdale Senior Living, Inc. From 1990 to September 1997, Mr. Seward served as Chief Financial Officer and a director of Seafield Capital Corporation. From 1990 to May 1993, he served as Senior Vice President of Seafield Capital Corporation, and from May 1993 to September 1997, he served as Executive Vice President. He also serves as a director of Tamarack Funds, a family of publicly traded mutual funds. Mr. Seward holds a B.A. from Baker University and an M.B.A. in Finance and a M.P.A. from the University of Kansas and is also a Chartered Financial Analyst.
2011 — Class C Directors

Name and Business Experience	Age

Alvin R. Albe, Jr.	55
Mr. Albe became a director in December 1988. Mr. Albe is currently a Senior Advisor to TCW Group, Inc. (“TCW”), an investment management firm. Prior to joining TCW in 1991, Mr. Albe was President of Oakmont Corporation, a family office that administers and manages assets for high net worth individuals and their families. Mr. Albe was associated with Oakmont Corporation from 1982 to 1991. Prior to 1982, Mr. Albe was Manager of Accounting at McMoRan Oil and Gas Co., and a Certified Public Accountant with Arthur Andersen & Co. in New Orleans. Mr. Albe graduated from the University of New Orleans with a B.S. in Accounting.

Edward G. Roth	52
Mr. Roth has been our President and Chief Executive Officer since November 19, 2007 and a director since March 16, 2007. Mr. Roth joined Syntroleum in July 2004 as our Senior Vice President of Projects. In April 2005, Mr. Roth was named our Executive Vice President of Engineering and Chief Technology Officer and in March 2007 was appointed as our President and Chief Operating Officer. Prior to joining Syntroleum in July 2004, Mr. Roth was employed by Petrofac Resources International, serving in varying positions from December 1997 to July 2004. In July 2003, Mr. Roth served as President and Chief Operating Officer of Petrofac LLC, a company involved in all facets of turnkey engineering, procurement and construction in refining and gas processing. From February 1994 to December 1997, Mr. Roth was Vice President of Engineering & Operations at Zilkha Energy. From December 1979 to February 1994, he was employed by ARCO in various capacities, including drilling production operations and business development both domestically and internationally. Mr. Roth has a B.S. in Petroleum Engineering from Texas A&M University and a M.B.A. in Finance from the University of Chicago.
There are no family relationships, of first cousin or closer, among our directors and executive officers, by blood, marriage or adoption.
Affirmative Determinations Regarding Director Independence and Other Matters
Our board of directors has determined that each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”):

Alvin R. Albe, Jr.
Frank M. Bumstead
P. Anthony Jacobs
Robert B. Rosene, Jr.
James R. Seward
In this proxy statement, these five directors are each referred to individually as an “independent director” and collectively as the “independent directors.”

The board of directors has also determined that each member of the two committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service. The board of directors has further determined that Mr. Albe, chairman of the audit committee of the board of directors, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.
The nominating and compensation committee reviewed the applicable legal standards for board member and board committee independence and the criteria applied to determine “audit committee financial expert” status. On the basis of this review, the nominating and compensation committee delivered a report to the full board of directors and the board made its “independent director” and “audit committee financial expert” determinations based upon the nominating and compensation committee’s report and each director’s review of the information made available to the nominating and compensation committee.
Board Committees
The board of directors has two standing committees: the audit committee and the nominating and compensation committee.
Audit Committee
During 2008, the audit committee consisted of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The committee met five times during 2008. During 2009, the audit committee will consist of Messrs. Albe (Chairman), Bumstead, Jacobs, Rosene and Seward. The board of directors has determined that:
(i)	each member of the committee meets the independence criteria required by applicable law and the rules of the SEC and the NASD for audit committee membership;

(ii)	each member of the committee is an “independent director” as defined in Section 10A(m)(1)(B)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASD Rule 4200(a)(15);

(iii)	each member of the committee meets the NASD’s financial knowledge requirements; and

(iv)	Mr. Albe is the “audit committee financial expert” under SEC rules and meets the NASD’s professional experience requirements.
Each other member of the audit committee believes that he also meets the requirements for being considered an “audit committee financial expert” under applicable rules and regulations.
The audit committee operates pursuant to a written charter, a copy of which can be found at our website at http://www.syntroleum.com As more fully described in the charter, the committee recommends to the board of directors the independent registered public accounting firm to perform the annual audit of our fiscal year financial statements and reviews: (i) the scope, plan and findings of the annual audit and any recommendations of the independent registered public accounting firm, (ii) the adequacy of internal accounting controls and audit procedures, (iii) our audited financial statements,(iv) the non-audit services performed by the independent registered public accounting firm, and (v) the fees paid to the independent registered public accounting firm for audit and non-audit services.
Nominating and Compensation Committee
During 2008, the nominating and compensation committee consisted of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The committee took action by unanimous written consent on two occasions. During 2009, the nominating and compensation committee will consist of Messrs. Albe, Bumstead, Jacobs, Rosene (Chairman) and Seward. The board of directors has determined that each director who served on the nominating and compensation committee during 2008 and will serve during 2009:
(i)	qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”);

(ii)	is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act; and

(iii)	is an “independent director” as defined in NASD Rule 4200(a)(15).
The nominating and compensation committee operates pursuant to a written charter, a copy of which can be found on our website at http://www.syntroleum.com. As more fully described in the charter, the committee establishes and reports to the full board with respect to compensation plans under which officers and directors are eligible to participate, and recommends to the board for approval the salary for the chief executive officer and other executive officers. The committee administers our 2005 Stock Incentive Plan and reviews our overall compensation philosophy and program on a regular basis. The committee also recommends policies concerning director compensation to the board of directors.

The nominating and compensation committee may delegate its authority over discrete aspects of our overall compensation program to a subcommittee comprised of one or more members of the board of directors. The committee has formed a subcommittee, comprised of Mr. Robert Rosene that delegates authority to Mr. Rosene to grant stock based awards under our 2005 Stock Incentive Plan of not to exceed 20,000 shares of our common stock per award to all non-exempt employees and to exempt level employees up to grade 20. For the purposes of determining exempt versus non-exempt employees, all employees eligible for overtime are considered non-exempt.
Director Nominations Process
The nominating and compensation committee is also responsible for identifying, evaluating and recommending to our board of directors qualified director nominees to be elected by the stockholders at each annual meeting and to be elected by the directors to fill any vacancies on the board that may arise between annual stockholder meetings.
In evaluating the qualifications of prospective nominees to the board, the nominating and compensation committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders. The nominating and compensation committee also considers whether candidates provide an appropriate mix of backgrounds and skills to the board.
Internal Process for Identifying Candidates
The nominating and compensation committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below). First, on a periodic basis, the nominating and compensation committee solicits ideas for possible candidates from a number of sources, including members of the board, our senior level executives and individuals personally known to the members of the board.
Second, the nominating and compensation committee may from time to time use its authority under its charter to retain, at company expense, one or more search firms to identify candidates. If the nominating and compensation committee retains one or more search firms, such firms may be asked to identify possible candidates, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board, the committee members and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the nominating and compensation committee.
Nomination Recommendations by Stockholders
The nominating and compensation committee will consider nominees for director recommended by our stockholders. Please submit your recommendation along with their full suite of credentials to Karen L. Gallagher, Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary, Syntroleum Corporation, 5416 S Yale, Ste. 400, Tulsa, OK 74135.
In addition to recommending director nominees to the nominating and compensation committee, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws, as described under “Stockholder Proposals” elsewhere in this proxy statement.
Evaluation of Candidates
The nominating and compensation committee will consider all candidates identified through the processes described above. The extent to which the committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the committee about the qualifications and suitability of the individual, viewed in light of the needs of the board, and is at the committee’s discretion. The committee evaluates the desirability for incumbent directors to continue on the board following the expiration of their respective terms, taking into account their contributions as board members and the benefit that results from increasing insight and experience developed over a period of time. Although the committee will consider candidates for director recommended by stockholders, it may determine not to recommend that the board, and the board may determine not to, nominate those candidates for election to our board.

Timing of the Identification and Evaluation Process
The nominating and compensation committee usually meets on the date of the first regularly scheduled meeting of the board in a calendar year. At this meeting, the committee considers, among other things, candidates to be recommended to the board for inclusion in the slate of director nominees to be recommended by the board at the next annual meeting of stockholders. The board usually meets each March to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in June of that year.
Communication with Directors
Interested persons may send written communications to the board, including non-management members of the board, by mailing those communications to the audit committee at:
Syntroleum Corporation
c/o Audit Committee of the Board of Directors
5416 S. Yale Ste. 400
Tulsa, Oklahoma 74135
The audit committee will forward communications to individual directors, as appropriate.
We do not maintain a policy regarding director attendance at our annual meeting of stockholders. There were six directors at the time of the 2008 annual meeting of stockholders, and five directors attended the meeting.
Director Compensation
During 2008, the board of directors held a total of six regular meetings and nine special meetings and took action by unanimous written consent on six occasions. No director attended fewer than 75 percent of the aggregate of board meetings and meetings of any committee on which he served in 2008.
We do not pay our directors a cash retainer. All directors are reimbursed for their travel and other expenses involved in attendance at board and committee meetings.
Under the 2005 Stock Incentive Plan, non-employee directors are eligible to receive grants of options to purchase shares of our common stock or awards of common stock or restricted stock. On January 1 of each year, prior to 2008, non-employee directors received annual grants of a number of shares of our common stock determined by dividing $50,000 by the closing price of our common stock on the last trading day of the previous year. On January 1, 2008, the non-employee directors elected to not receive any kind of compensation in 2008. We granted 50,000 shares to each of our directors on January 1, 2009 and expect to continue the annual grant of common stock to non-employee directors as part of their compensation for service on the board. Upon shareholder approval of proposal 3 we will compensate Mr. Robert Rosene, Chairman of the Board with an additional grant of 50,000 shares of common stock.
Employees who are directors are not paid any fees or additional remuneration for their services as members of the board or any committee of the board.
At December 31, 2008 our non-employee directors held unexercised options to purchase common stock as follows: Alvin R. Albe, Jr.—22,620; Frank M. Bumstead—22,620; P. Anthony Jacobs—12,216; Robert B. Rosene, Jr.—22,620; James R. Seward—3,301
Stock Ownership Guidelines for Directors
We do not have a set guideline for director stock ownership. We do, however, encourage stock ownership by our directors and all compensation for services as a director is paid by us in shares of our common stock. As of December 31, 2008 board members owned approximately 6.3% of our issued and outstanding common stock.
Certain Relationships, Related Person Transactions and Code of Ethics
In January, 2008 , we sold our testing lab, including substantially all related tangible personal property and other assets, to Emerging Fuels Technology, L.L.C. (“Emerging Fuels”) , a company controlled by Kenneth Agee, a former officer and director of the Company. We received $50,000 for the sale and Emerging Fuels assumed certain liabilities associated with the ownership and operation of the lab, including employee-related liabilities. We have a written Code of Ethics and Conduct pursuant to which we evaluate all transactions required to be reported under Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act. The Code of Ethics is accessible on our website, www.syntroleum.com. This policy provides for the transaction to be brought to the attention of the CEO, PFO or Audit Committee for approval. If approval is obtained, our practice is to take the matter to our board of directors and, in certain circumstances involving equity transactions, to our stockholders. The transfer of ownership of our testing lab in 2008 to Mr. Kenneth L. Agee fell within the guidelines of Item 404(b) and as such were reviewed and approved by our full board of directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors, upon recommendation of the audit committee, has appointed HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2009. HoganTaylor LLP (formerly known as Tullius Taylor Sartain and Sartain LLP) was our independent accountant for the year ended December 31, 2008. Grant Thornton, LLP was our independent accountant for the year ended December 31, 2007.
Although the selection and appointment of independent registered public accounting firm is not required to be submitted to a vote of stockholders, the board of directors has determined to ask our stockholders to approve this appointment.
Votes Required
Approval of Proposal 2 to ratify the appointment of HoganTaylor as our independent registered public accounting firm for the year ending December 31, 2009, requires the affirmative vote of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. “Votes cast” means all shares that are voted “for,” “against,” “withhold,” or “abstain” with respect to a proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 2.
The board of directors recommends that stockholders vote FOR the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the year ending December 31, 2009.
Representatives of HoganTaylor LLP are expected to be present at the meeting, will be given the opportunity to make a statement if they so desire, and be available to respond to appropriate questions of any stockholders.
BOARD AUDIT COMMITTEE REPORT
Our committee has reviewed and discussed Syntroleum’s audited financial statements for the year ended December 31, 2008 with management. In addition, we have discussed with HoganTaylor LLP, Syntroleum’s independent registered public accounting firm, the matters required by Codification of Statements on Auditing Standards No. 61 (SAS 61).
We have received the written disclosures and the letter from HoganTaylor LLP required by Independence Standards Board Standard No. 1, and we have reviewed, evaluated and discussed the written disclosures with that firm and its independence from Syntroleum. We also have discussed with management and HoganTaylor LLP such other matters and received such assurances from them as we deemed appropriate.
Based on the foregoing review and discussions and relying thereon, we have recommended to the board of directors the inclusion of Syntroleum’s audited financial statements for the year ended December 31, 2008 in Syntroleum’s Annual Report on Form 10-K for such year filed with the SEC.
Audit Committee
Alvin R. Albe, Jr. (Chairman)
Frank M. Bumstead
P. Anthony Jacobs
Robert B. Rosene, Jr.
James R. Seward
Independent Registered Public Accounting Firm’s Fees
HoganTaylor LLP billed us fees in fiscal year 2008 and Grant Thornton billed us fees in fiscal year 2007 as set forth in the table below for (i) the audit of our annual financial statements, the audit of effectiveness of internal controls over financial reporting, the reviews of our quarterly financial statements and services related to certain SEC registration statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of financial statements not included in (i), (iii) professional services relating to tax compliance and preparation, tax advice and tax planning, and (iv) all other services rendered.

	2008	2007
Audit Fees	$341,040	$286,931
Audit-Related Fees*	3,300	25,875
Tax Fees	25,400	82,260

Total	$369,740	$395,066

*	Represents fees for professional services rendered for agreed upon procedures in 2008 and the audit of the Syntroleum 401(k) Plan in 2007.

The audit committee has considered whether the provision of services rendered in 2008, other than the audit of our financial statements, the 2008 audit of effectiveness of internal controls over financial reporting, and the reviews of our quarterly financial statements, was compatible with maintaining the independence of HoganTaylor LLP and determined that the provision of such services was compatible with maintaining such independence.
The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The audit committee’s amended and restated charter allows the audit committee to delegate to subcommittees consisting of one or more members the authority to grant pre-approvals of audit and permitted non-audit services between audit committee meetings, provided that the subcommittee reports any pre-approval decisions to the full audit committee at the committee’s next scheduled meeting. The audit committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by the independent registered public accounting firm. The policy requires advance approval by the audit committee of all audit and non-audit work. Unless the specific service has been previously pre-approved with respect to the 12-month period following the advance approval, the audit committee must approve a service before the independent registered public accounting firm is engaged to perform the service. The audit committee has given advance approval for specified audit, audit-related and tax services for 2009. Requests for services that have received this pre-approval are subject to specified fee or budget restrictions as well as internal management controls. All of the 2008 audit and non-audit services described above were pre-approved by the audit committee in accordance with its charter, its policies and procedures, and pursuant to applicable rules of the SEC.
PROPOSAL 3 — AMENDMENT TO OUR 2005 STOCK INCENTIVE PLAN
General
Our board of directors has adopted, and is recommending to our stockholders for their approval, a proposal to amend our 2005 Stock Incentive Plan (the “2005 Plan”) to remove the restriction on awards to non-employee directors of 50,000 shares of common stock in any calendar year.
Our board of directors believes that the proposed amendment to the 2005 Plan is in the best interest of Syntroleum and its stockholders. We believe by removing the restriction it will enable us to attract and retain skilled board members and to align the interest of our directors with the key interests of stockholders. We believe that attracting and retaining board members is important if we are to achieve the essential company goals we have set for Syntroleum and if we are to successfully compete with other companies for the services of these valuable board members.
Background
A summary description of the 2005 Plan is attached hereto as exhibit A and the portion of the 2005 Plan pertaining to director awards is attached hereto as exhibit B. The 2005 Plan was approved by our stockholders at the 2005 annual meeting held on April 25, 2005 and amended at the 2008 annual meeting held on June 2, 2008. As approved, the 2005 Plan made available grants of awards to non-employee directors consisting of non-qualified options and stock based awards; provided that no such director could receive an award that consisted of or relate to more than 50,000 shares of common stock in any calendar year. This restriction is set forth at Section 10(b);
“No nonemployee director may be granted during any calendar year director awards consisting of Options or SARs, or any combination of Options and SAR’s that are exercisable for, or the value of which is measured by, more than fifty thousand (50,000) shares of common stock. (ii) No nonemployee director may be granted, during any calendar year, director awards consisting of stock awards covering or relating to more than fifty thousand (50,000) shares of common stock.”
We believe the amendment to the 2005 Plan to delete this restriction is in the best interests of the Company and will assist us in attracting and retaining our non-employee directors.
See “Proposal 1 — Election of Directors — Director Compensation” for information regarding stock awards granted to our non-employee directors during 2008 and 2009.

Future Awards
If Proposal 3 is adopted, we plan to grant an award to our Chairman of the Board of 50,000 shares of common stock. The award will immediately vest upon grant date.
Votes Required
Proposal 3 as described in this proxy statement requires the affirmative vote of a majority of the “votes cast” on the proposal at the meeting either in person or by proxy. Accordingly, abstentions will have the effect of a vote against the proposal and broker non-votes will be treated as not present and will not be considered in determining the “votes cast” either for or against Proposal 3.
The board of directors recommends that the stockholders vote “FOR” Proposal 3 to amend the 2005 Plan as described in this proxy statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Unless otherwise stated, the following table sets forth the number of shares of our common stock beneficially owned as of April 15, 2009, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table in this proxy statement, (3) all directors and executive officers as a group; and (4) all persons known by us to be the beneficial owners of at least five percent (5%) of our outstanding common stock. As of April 15, 2009, there were 64,095,874 shares of our common stock issued and outstanding.

		Percentage
Name (1)(2)	Shares	of Class

Current Executive Officers
Edward G. Roth	1,833,503	2.9%
Karen L. Gallagher	176,000	*
Directors
Alvin R. Albe, Jr.	266,908	*
Frank M. Bumstead(3)	194,013	*
P. Anthony Jacobs(4)	540,287	*
Robert B. Rosene, Jr.(5)	270,357	*
James R. Seward	455,806	*
All directors and executive officers as a group (7 persons)	4,246,255	5.8%
Tyson Foods, Inc 2200 Don Tyson Parkway Springdale, Arkansas 72762-6999	8,000,000	12.5%

*	Represents ownership of less than 1%.

(1)	Except as otherwise noted and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Syntroleum Corporation, 5416 S Yale, Ste. 400, Tulsa, Oklahoma 74135.

(2)	Shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this proxy statement are deemed outstanding for purposes of determining beneficial ownership and computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Accordingly, the following shares of common stock subject to stock options or warrants are included in the table: Edward G. Roth—150,000; Alvin R. Albe, Jr.—22,620; Frank M. Bumstead—22,620; P. Anthony Jacobs—12,216; Robert B. Rosene, Jr.—22,620; James R. Seward—3,301; and all directors and executive officers as a group—881,377.

Restricted Stock awards granted but not vested as of the date of this proxy statement are deemed outstanding for purposes of determining the beneficial ownership and computing the percentage ownership of such persons. Accordingly the follow restricted shares of common stock subject to vesting based on milestone achievements by the Company are included in the table: Edward G. Roth — 1,075,000.

Under the Company 401K Plan, the Company matches employee contributions with shares of common stock. Shares of common stock held by individuals in their 401K Plan are: Edward G. Roth — 21,619 and Karen L. Gallagher — 9,446.

(3)	Includes 13,847 shares of common stock held by Mr. Bumstead’s wife, as to which he disclaims beneficial ownership.

(4)	Includes 25,000 shares of common stock held by Mr. Jacobs’ wife, as to which he disclaims beneficial ownership, and 499,729 shares held by the P. Anthony Jacobs Trust.

(5)	Includes 10,200 shares of common stock owned by trusts the beneficiaries of which are Mr. Rosene’s children, as to which Mr. Rosene disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and owners of 10% or more of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers and 10% or more stockholders during the fiscal year ended December 31, 2008 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Edward G. Roth failed to timely file reports on Form 4 with respect to two transactions and Ms. Karen L. Gallagher failed to timely file one report on Form 4 with respect to one transaction.
Executive Officers of the Company
The following are our executive officers as of March 31, 2009.

Name	Age	Position

Edward G. Roth	52	Chief Executive Officer, President and Director
Karen L. Gallagher	57	Senior Vice President of Finance and Principal Financial Officer
For biographical information on Mr. Roth, please see, “Proposal 1 — Election of Directors — 2011 Class C Directors.”
Karen L. Gallagher is a Senior Vice President and our Principal Financial Officer, having joined our company in June 2007. Ms. Gallagher was previously Executive Vice President, Chief Financial Officer and Cashier for Summit Bank from 2001 to 2007, Senior Vice President, Chief Financial Officer and Cashier for Federal BankCentre from 1998-2001, Vice President and Chief Financial Officer for Community Care HMO, Inc. from 1994-1997, and Senior Vice President and Chief Financial Officer for Western National Bank from 1984-1994. Prior to 1984 Ms. Gallagher served in various tax positions with Arthur Andersen & Co., GRA, Inc. and Commerce Bank. Ms. Gallagher is a certified public accountant and received her Bachelor of Science in Business Administration from the University of Missouri-Kansas City, Missouri.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Philosophy and Objectives
The objective of Syntroleum’s executive compensation policy is to attract, retain and motivate highly qualified individuals and to align their interests with our shareholders. We do this by offering competitive, interrelated compensation components that are designed to reward them for results that have been identified as important factors in enhancing shareholder value. The tables that you find in the proxy statement contain specific information about the compensation earned or paid in 2006, 2007 and 2008 to Edward G. Roth and Karen L. Gallagher, whom we refer to as our “named executive officers” as of December 31, 2008.
Role of the Nominating and Compensation Committee, Management and Advisors
The nominating and compensation committee determines cash bonuses and stock option and restricted stock awards and changes in remuneration to our executive officers. Bonuses and grants of stock options and restricted stock are individually determined and administered by the nominating and compensation committee. The Chief Executive Officer works with the nominating and compensation committee in the design of the plans and makes recommendations to the committee regarding the salaries and bonuses of executive officers that report directly to him as well as the salaries and bonuses and the award of options and restricted stock to other employees.
Our executive compensation guidelines, as established by the nominating and compensation committee, are designed to pay a base salary generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in revenue size and for individual performance. These peer group companies have similar low current sales with high market to sales ratios. This is an indicator that the peer group is in a similar stage pre-commercialization in their business life cycle. As the Company is in the pre-commercialization stage of business life and cash is a key performance indicator to the Company, the Nominating and Compensation Committee deems it appropriate to pay a base salary below average at this point in the Company’s business life. Incentive compensation takes the form of equity and cash. As part of this process, the nominating and compensation committee recommends the Chief Executive Officer’s incentive compensation award to the Board for approval and reviews and approves the awards recommended by the Chief Executive Officer with respect to the other executive officers. Such awards reward participants for achieving established cost targets and prosecuting the business of the company, reward execution of the business plan and success in execution beyond budgeted or expected values, and reward performance related to specific commercialization projects. These awards can take the form of cash, Syntroleum Corporation restricted stock or options with time or performance vesting schedules. In 2008, these awards took the form of cash and Syntroleum Corporation restricted stock or options with vesting aligned with certain company based performance objectives. All cash or equity grants to named executive officers are approved by the nominating and compensation committee.
Typically, increases in base compensation occur upon significant changes in job responsibility or notable changes in the job market. Normally, previous compensation actions do not influence current year’s awards or grants except in the case of awards intended to cover multi-year periods.
Elements of Compensation Plan
Our compensation plan for key executives includes long-term milestone based incentives. We believe that by making milestone based incentives the basis for incentive awards provides the board with a means to emphasize and monitor management’s progress towards our key strategic goals. Based on the nominating and compensation committee’s reviews of executive compensation, it was determined that the plan would be primarily comprised of base pay, incentive compensation and long-term incentive compensation. Base pay would be comprised of an executive’s salary, while incentive compensation consists of cash bonuses or immediately vested stock awards and would reward the executive for cost target performance during the year as measured against individual performance and reward execution of the business plan. Long-term incentive compensation was meant to act as rewards for multi-year achievements with awards given in stock options and restricted stock with vesting based on the occurrence of Company project related milestones. Long-term incentive compensation will take the form of stock and be performance based. By providing these three pieces of compensation it was determined that incentives would be in place to achieve strategic short-term milestones, while the long-term incentive compensation would be used to reinforce the sense of shared purpose, overall shareholder returns and focus executives on key longer term strategic and financial milestones. From time to time, individual or corporate achievements or market pressures may merit additional discretionary grants being given throughout the year. It is not our practice to time these grants prior to the release of material information but rather to provide these grants during the normal course of business. These would be granted at the nominating and compensation committees’ discretion
The allocation among these compensation elements depends on performance objectives and market pressures. Generally more emphasis is placed on incentive compensation than base salary. Grants of incentive and long-term incentive compensation were generally at least 50% of the named executive compensation package.

Base Pay
Base salary is generally measured below the 50th percentile of base salaries paid by other peer group companies, as adjusted to take into account differences in market capitalization and for individual performance. Base pay is designed to be competitive with salary levels for comparable executive positions at other peer group companies engaged in the development of new technologies. The nominating and compensation committee reviews such comparable salary information as one factor to be considered in determining the base pay for our executive officers. The nominating and compensation committee also considers other factors, including that officer‘s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance measured against strategic business objectives. As the Company is in the pre-commercialization stage of business, the nominating and compensation committee considers the liquidity of the Company when factoring base pay into management salaries and therefore pays base salaries below average for named executive officers. Our philosophy and practice is to place a significant emphasis on the incentive and long-term incentive compensation. The nominating and compensation committee also considers internal pay equity among the executive officers and employees generally. The types and relative importance of the strategic business objectives and financial objectives vary among our executives depending on their positions and the particular operations and functions for which they are responsible. The compensation committee reviews base salaries annually. These salaries are reviewed at the first board meeting of each year and were not increased in 2009. Annual base salaries for Edward G. Roth and Karen L. Gallagher are currently $260,000 and $175,000, respectively.
Incentive Compensation
Incentive compensation takes the form of annual cash or equity bonuses paid at specific targets ranging from 25% to 50% of salary for key executives based on our compensation plan structure. These payouts are based on the nominating and compensation committee’s review of individual performance related to cost targets and prosecution of the business of the Company. The annual bonus is not typically dependent on macroeconomic conditions. Annual bonuses are paid to our executive officers pursuant to our Syntroleum Incentive Compensation Plan, which provides for cash bonuses based on achievement over the course of the year of performance objectives. The amount each executive officer receives is determined by the nominating and compensation committee and the board of directors and depends on the individual‘s performance and level of responsibility. Typically executive officers may receive cash bonuses of 25% to 50% of their annual salary depending on the achievement of individual and company goals during the year. There is no limitation on the annual bonus if individual achievement and company goals are exceeded during the year. Competitive market factors for employee retention are taken into account as well as corporate performance when making these determinations. Successful achievement of all goals and objectives is not required for bonuses to be paid out. However, the amount of bonus paid is significantly impacted by lack of goal achievement. A minimum bonus threshold is included in Edward G. Roth’s employment agreement requiring bonuses of at least 50% of annual salary each year. Increases to this amount are based on the factors described above.
Incentive compensation may also take the form of a performance cash bonus paid at specific targets. These payouts are based on the nominating and compensation committee’s review of execution of the business plan and success in that execution beyond budgeted or expected values. These bonuses are dependent on project related profitability and collections of profits. All business development, legal and final execution costs of a project are considered when determining profitability of a project. The amount each executive officer receives is determined by the nominating and compensation committee and the board of directors and depends on the individual’s performance and level of responsibility related to the execution of the business plan and individual project.
In March of 2009, upon the successful execution of technology transfer revenue contracts, the Nominating and Compensation Committee approved performance cash bonuses to be paid out upon collection of receivables from these contracts. As of March 31, 2009 the Company has paid $595,117and $125,125 to Edward G. Roth and Karen L. Gallagher, respectively for the execution and collection of funds from the revenue contracts and for the return of certain equity awards.
In July of 2008 certain retention bonuses granted in 2006 were paid out to key employees. The retention bonuses were created to create a long term incentive to retain employees during the Company’s restructuring program. Based on the nominating and compensation committee’s determination, Edward G. Roth and Karen L. Gallagher received a cash retention bonus of $160,000 and $87,500, respectively. The nominating and compensation committee does not expect to continue this type of compensation in the future.
At the end of 2008 individual performance ratings were determined for executives and it was determined that the payment of bonuses should be delayed until more certainty about the Company’s liquidity was achieved. These bonuses were paid out on March 6, 2009. We will continue to evaluate performance at the end of the fiscal year and typically pay bonuses in the fourth quarter of each fiscal year.
Based on the nomination and compensation committee’s determination that individual performance was in line with expectations, cash bonuses were paid on March 6, 2009 to Edward G. Roth and Karen L. Gallagher in the amounts of $130,000 and $54,688, respectively. These bonuses were 50% and 31% of 2008 annual salaries, respectively. Given the committee’s view of their contributions to key roles in the Company the decision was made to make these payments in cash.

Performance Based Long-Term Equity Incentive Compensation
Long-term incentive compensation is tied directly to Company project related milestones that if achieved, are expected to increase stockholder return. Long-term incentive compensation consists of stock options and restricted stock, which generally vest based on specified performance measures such as company milestones. The specific milestones are listed below. The vesting amounts differ upon each milestone. Vesting of 60% of more of the award occurs upon the final milestone, successful project completion and operation. The exercise price of stock options is generally equal to the fair market value of the common stock on the date of grant. Accordingly, executives receiving stock options and restricted stock are rewarded only if the market price of the common stock appreciates. Stock options and restricted stock are thus designed to align the interests of our executive officers and other employees with those of our stockholders by encouraging executives to enhance our value and, hence, the price of the common stock and stockholder return. In determining whether to grant stock options or restricted stock to executive officers, the nominating and compensation committee considers a variety of factors, including that executive‘s current ownership stake in our company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options or restricted stock would encourage the executive to remain with our company, prior option grants (including the size of previous grants and the number of options and shares of restricted stock held), peer group analysis of similar positions and the value of the executive‘s service to our company. Historical grants of long-term incentive compensation have been in line with peer group analysis. The compensation committee also considers these factors when determining whether to grant stock options or restricted stock to other employees. Stock option grants were previously granted annually with time vesting. Performance based grants are given out less frequently and timed to changes in our long-term performance measures.
In November of 2008, the board approved performance based grants of stock or option awards to all employees, including officers. These grants pertain to milestones listed below and additional grants will not be granted annually. The Nominating and Compensation committee reviewed the amount of awards to each officer and employee and considered contributions to company milestones and comparable compensation packages for officers within the same industry. Upon completion of this analysis the Nominating and Compensation Committee granted an additional award of restricted stock to Mr. Roth of 1,000,000 shares. Ms. Gallagher received options in the amount of 485,000 at an exercise price of $0.66. In exchange for this award, Ms. Gallagher turned back her previous unvested stock award of 150,000 shares. These awards vest as follows:
•	Approximately 12% total vesting, upon the date of closing of the financing for the construction of a commercial Bio-Synfining Plant (the “Plant”); and
•	Approximately 12% total vesting, upon the date of the groundbreaking of the above Plant’s construction; and
•	Approximately 15% total vesting, upon the date of completion start-up operations and commencement of the Plant’s commercial operations; and
•	Approximately 61% total vesting, upon the successful completion of the performance testing on the Plant;
each of these pursuant to the Company’s 2005 Stock Incentive Plan. See “2008 Grants of Plan Based Awards” for further detail by individual of the number of awards to vest upon each milestone achievement.
Benefits
Benefits are part of the overall competitive compensation program designed to attract and retain employees including executive officers. The named executive officers participate in the same benefit programs as our general employee population.
Severance and Retirement
We have severance agreements with all of our named executive officers who remained employed by us following the 2007 restructure of our domestic work force as described below. Our severance agreements provide for the payment of salary for periods after the date of termination of employment that vary depending primarily upon the position held by the employee and the event giving rise to the termination of employment. The payment of severance is intended to provide financial security to the executive at competitive levels to attract and retain executive officers.

Stock Ownership Guidelines
Syntroleum does not have specific equity or other security ownership requirements or guidelines. However, management is encouraged to take an ownership stake in the company and is specifically compensated with a trend towards equity compensation for both cash conservancy and long-term growth opportunities. Margin accounts of Syntroleum stock held by executive officers and trading in derivatives of Syntroleum Stock by executive officers are discouraged but not specifically disallowed by corporate policy. Under our Code of Ethics and Conduct all insiders are bound by the rules of insider trading and speculation in Syntroleum stock is discouraged.
Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the chief executive officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. While the board considers all compensation paid to the Chief Executive Officer and the named executive officers to be performance-based, it does not all meet the definition of “performance based” compensation in Section 162(m). The compensation committee strongly believes that retaining discretion in determining awards within the parameters of the performance goals is essential for long-term success. In the past, the effect of the amounts paid in excess of the deductibility amount has been immaterial to our tax return. We plan to review executive compensation as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with our compensation objectives.
EXECUTIVE COMPENSATION
The following Summary Compensation Table provides information regarding the compensation awarded to or earned during the year ended December 31, 2008 by the persons named in the table, who we refer to in this proxy statement as, our “named executive officers”. The tables following the Summary Compensation Table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2008, the value of options exercised and stock awards that vested during 2008 and estimates of changes of control and post-employment benefits.
In addition, option awards and restricted stock awards reflected in some of the other tables that follow are valued in the tables based upon the value of our common stock on the date of grant or on the basis of the values expensed by us as calculated pursuant to applicable accounting rules which also place emphasis upon the value of our common stock on the date of grant. However, in many cases the market price of our common stock has fallen substantially since the date of grant of those awards. If stock prices as of March 31, 2009 were used throughout the term of a stock option award, the awards would have substantially less value or no value than reflected in the table.
Summary Compensation Table

							Change in
						Non-	Pension
						Equity	Value &
						Incentive	Nonqualified
						Plan	Deferred
				Stock	Option	Compens-	Compensation	All Other
		Salary	Bonus	Awards	Awards	ation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(5)	(j)
Edward G. Roth; President and Chief Executive Officer(3)	2008	260,000	160,000	525,321	604,612	130,000	—	10,250	1,690,183
	2007	260,000	—	459,128	1,463,234	130,000	—	10,250	2,322,612
	2006	220,000	—	21,973	1,151,109	100,000	—	—	1,493,082
Karen L. Gallagher; Senior Vice President Finance and Principal Financial Officer(4)	2008	175,000	87,500	—	203,075	54,688	—	10,250	530,513
	2007	94,231	—	38,100	—	43,750	—	6,563	182,644
	2006	—	—	—	—	—	—	—	—

(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) without consideration of forfeiture relative to the executive’s continued employment, and thus may include amounts from awards granted in and prior to 2006, 2007 and 2008. Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2009. The amount of expense associated with Mr. Roth’s options relates to options granted in prior years that have an exercise price significantly higher than our current market price. See 2008 Outstanding Equity Awards at Fiscal Year End for further information about the exercise price of these awards. Certain performance based options were granted to Ms. Gallagher.

(2)	The amounts in column (g) reflect the cash awards to the named executive officers under the Syntroleum compensation plan, which is discussed in further detail under “Compensation Discussion and Analysis-Incentive Compensation”.

(3)	On November 19, 2007 Mr. Edward G. Roth was appointed President and Chief Executive Officer. Mr. Roth was previously President and Chief Operating Officer.

(4)	On June 11, 2007 Ms. Karen L. Gallagher was appointed Senior Vice President and Principal Financial Officer of the Company. Ms. Gallagher was not previously employed by the Company before June 11, 2007.

(5)	Amounts shown in column represents a Company match of 401(k) contributions paid in the form of Company stock.
We have entered into employment agreements with our two executive officers. These agreements provide for annual base salaries that we may increase from time to time. In addition, each employment agreement entitles the employee to participate in employee benefit plans that we may offer to our employees from time to time.
Under each agreement, employment may be terminated as follows: by us upon the employee‘s death, disability or retirement; by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); by us for just cause; by the mutual agreement of the employee and us; and by either us or the employee upon 15 days’ written notice.
For a description of our severance and change of control arrangements with the named executive officers see “Potential Payments upon Termination or a Change in Control Table.”
Both agreements prohibit the employee from disclosing to third parties, directly or indirectly, our trade secrets, either during or after the employee‘s employment with our company, other than as required in the performance of the employee‘s duties. The agreement also provides that the employee will not have or claim any right, title or interest in any trademark, service mark or trade name that we own or use. The employee agrees to irrevocably assign to us all of the employee‘s right, title and interest in and to any and all inventions and works of authorship made, generated or conceived by the employee during his or her period of employment with us and which related to our business or which were not developed on the employee‘s own time. Each employee further agrees that during the period of employment with us and for a period of two years following the termination of employment, the employee will not engage in certain activities related to our business.
Mr. Roth’s employment agreement, dated as of April 24, 2007, has a 48 month initial term and is automatically renewed for successive 12 month terms. The agreement provides for a $260,000 annual salary and a minimum annual bonus equal to 50% of base salary. Our board may in its discretion increase these amounts.
Mr. Gallagher’s employment agreement, dated as of June 13, 2007, has an initial term of 12 months and is automatically renewed for successive 12 month terms. The agreement provides for a $175,000 annual salary subject to increase in our discretion.
2008 Grants of Plan-Based Awards
The following tables provide information regarding the individual grants of plan-based awards during the last completed fiscal year to the named executive officers.

								All	All Other
								Other	Option
								Stock	Awards:
								Awards:	Number
								Number	of	Exercise
		Estimated Future Payouts Under			Estimated Future Payouts Under			of	Securities	or Base	Grant Date
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares	Under-	Price of	Fair Value
		Thres		Maxi-	Thres		Maxi-	of Stock	lying	Option	of Stock and
	Grant	-hold	Target	mum	-hold	Target	mum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)(2)	(e)	(f)	(g)(3)	(h)	(i)	(j)	(k)	(l)(1)

Edward G. Roth;	11/21/08		—			1,000,000				0.00	660,000
President and Chief Operating Officer			130,000

Karen L. Gallagher;	11/21/08					485,000				0.66	507,250
Senior Vice President of Finance and Principal Financial Officer			54,688

(1)	The amounts in column (l) reflect the fair value on the date of grant for options and stock issued during 2008 that fall within the scope of FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2009.

(2)	The amounts in column (d) reflect the cash awards to the named executive officers under the Syntroleum Compensation Plan, which is discussed in further detail under “Compensation Discussion and Analysis-Incentive Compensation”.

(3)	The options and shares disclosed in column (g) have vesting dates as follows:

Edward G. Roth — 50,000 shares vested on December 8, 2008 upon the date of groundbreaking of the plant’s construction, 75,000 shares vested on February 23, 2009 upon the Company obtaining financing for plant, and 875,000 shares shall vest upon successful completion of the performance testing on the Plant.

Karen L. Gallagher — 60,000 options vested on November 21, 2008, the grant date of the modified award, 60,000 options vested on February 23, 2009 upon the Company obtaining financing for plant, 65,000 options shall vest upon completion of start-up operations and commencement of commercial operations, and 300,000 options shall vest upon successful completion of the performance testing on the Plant.
2008 Outstanding Equity Awards at Fiscal Year-End
The following tables provide information on the current holdings of stock options and stock awards by the named executive officers which includes unexercised and unvested stock options and unvested restricted stock as of December 31, 2008.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
			Equity					of	Value of
			Incentive					Unearned	Unearned
	Number		Plan Awards:			Number	Market	Shares,	Shares,
	of	Number of	Number of			of Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That Have	That Have
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)(3)	(d)(4)	(e)	(f)	(g)(5)	(h)(1)	(i)	(j)
Edward G. Roth; President and Chief Operating Officer						1,250,000	675,000
	150,000	—	—	2.89	12/8/16	—	—	—	—
	100,000	—	—	6.21	4/23/14	—	—	—	—
	50,000	—	—	5.29	8/25/14	—	—	—	—
	100,000	—	—	10.10	4/15/15	—	—	—	—
	—	—	250,000	10.52	6/23/15	—	—	—	—
	21,000	14,000	—	9.67	1/23/16	—	—	—	—
	250,000	—	—	7.53	4/28/16	—	—	—	—
Karen L. Gallagher; Senior Vice President of Finance and Principal Financial Officer	60,000	—	425,000	0.66	11/21/18	—	—	—	—

(1)	The amounts in column (h) reflect the fair value on December 31, 2008 based on a closing market price of $0.54 per share.

(2)	The options in column (b) for Mr. Roth that have an exercise price of $5.29 or higher were subsequently returned to the Company in March of 2009.

(3)	The options disclosed in column (c) have vesting dates as follows:
Edward G. Roth — January 23, 2009 7,000 options will vest; and on January 23, 2010 7,000 options will vest.

(4)	The amounts in column (d) reflect performance based options granted during 2005 for Mr. Roth. The amounts in column (d) reflect performance based options granted during 2008 for Ms. Gallagher. For detailed information on these grants refer to “Compensation Discussion and Analysis-Long-term Incentive Compensation”.

(5)	The shares disclosed in column (g) have performance based vesting dates. For detailed information on these grants refer to “Compensation Discussion and Analysis-Long-term Incentive Compensation”.

2008 Option Exercises & Stock Vested
The following table provides information on the exercise of stock options and the vesting of restricted stock for the named executive officers during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)(1)
Edward G. Roth; President and Chief Operating Officer	—	—	150,000	99,000

(1)	The value realized in column (e) is equal to the number of vesting shares multiplied by the closing stock price on the vest date.
Post Employment Benefits/Change of Control Arrangement
Each of our employment agreements with our executive officers may be terminated as follows: (i) by us upon the employee‘s death, disability or retirement; (ii) by us upon the dissolution and liquidation of our company (unless our business is thereafter continued); (iii) by us for just cause; (iv) by the mutual agreement of the employee and us; and (v) by either us or the employee upon 15 days’ written notice.
If we terminate Mr. Roth’s employment for any reason other than as noted in (i) or (iii) above, Mr. Roth is entitled to receive the greater of (a) an amount equal to 300% of his annual salary payable over 24 months or (b) an amount equal to 150% of his monthly salary for the number of months remaining in the stated term of his agreement. As of December 31, 2008, 27 months remained in the term of Mr. Roth’s agreement. The employment agreement of Ms. Gallagher provides for severance equal to three months of her full base salary as in effect on the date of her termination of employment.
In the event of a change in control of our company and a termination in the executive’s employment within one the one year period immediately following the change of control, the employee is entitled to receive substantially the same amounts as the severance amounts provided above payable over the same periods as described above.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Our executives are entitled to receive payments upon termination of their employment as described below. The following table summarizes these payments under different termination of employment scenarios and reflects the estimated value of those payments had the termination occurred effective December 31, 2008.
The plans and agreements under which the payments summarized in the following table would be made are described above.

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		w/o Cause or for	w/o Cause or	Voluntary			Change in
Name	Benefit	Good Reason	for Good Reason	Termination	Death	Disability	Control
Edward G. Roth; President and Chief Operating Officer	Severance pay	877,500	877,500	—	—	—	877,500
	Equity(1)	675,000	675,000	—	675,000	675,000	675,000
	Total	1,552,500	1,552,500	—	675,000	675,000	1,552,500

Karen L. Gallagher;
Senior Vice President of Finance and Principal Financial Officer	Severance pay	43,749	43,749	—	—	—	43,749
	Equity(1)	—	—	—	—	—	—
	Total	43,749	43,749	—	—	—	43,749

(1)	Equity values assume December 31, 2008 stock price of $0.54 and immediate exercise or sale at termination.
Compensation Committee Report on Executive Compensation
Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving our short- and long-term corporate goals. The compensation plans are designed to link each executive‘s compensation directly to individual and company performance.
There are three basic components to our compensation system:
•	base pay;
•	incentive compensation; and
•	long-term incentive compensation
We address each of these components within the context of individual and company performance and competitive conditions. In determining competitive compensation levels, we consider data that includes information regarding other companies engaged in the development of new technologies, including energy companies engaged in technology development. Some, but not all of these companies, are engaged in the development of gas-to-liquids technologies. In determining executive compensation, the nominating and compensation committee does not compare our financial and operating performance with that of the companies included in the Nasdaq Stock Market Index or in an index consisting of companies primarily engaged in producing hydrocarbons from oil and gas fields.
The nominating and compensation committee has reviewed and discussed the compensation discussion and analysis with management and has recommended to the board that the CD&A be included in Syntroleum’s Proxy Statement and Notice of Annual Meeting to Stockholders to be held on June 16th, 2009.
Determination of executive compensation is an evolving discipline. The nominating and compensation committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the nominating and compensation committee reserves the right to alter its approach in response to changing conditions.
Nominating and Compensation Committee
Alvin R. Albe, Jr.
Frank M. Bumstead
P. Anthony Jacobs
Robert B. Rosene, Jr. (Chairman)
James R. Seward

Compensation Committee Interlocks and Insider Participation
Our nominating and compensation committee consists of Messrs. Albe, Bumstead, Jacobs, Rosene and Seward, each of whom is a non-employee director. None of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our board of directors, and there are no other matters relating to interlocks or insider participation that we are required to report.
STOCKHOLDER PROPOSALS
Rule l4a-8 under the Securities and Exchange Act of 1934 addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule l4a-8, proposals that stockholders intend to have included in our proxy statement for the 2010 annual meeting of stockholders should be received by our corporate secretary no later than November 23, 2009. However, if the date of the 2010 annual meeting of stockholders changes by more than 30 days from the anniversary date of the 2009 annual meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must also be otherwise eligible for inclusion.
If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that stockholder proposals for an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the proposal to our corporate secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 70 days nor more than 90 days prior to the first annual anniversary of the prior year’s annual meeting of stockholders. Under our bylaws, proposals that stockholders intend to have included in our proxy statement for the 2010 annual meeting of stockholders should be received by our corporate secretary no earlier than January 25, 2010 or later than February 14, 2010. However, if the date of the annual meeting of stockholders is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 70th day prior to such annual meeting of stockholders or the tenth day following the day on which we first publicly announce the date of such meeting.
TRANSACTION OF OTHER BUSINESS
As of the date of this proxy statement, the board of directors is not aware of any matters other than those set forth herein that will come before the meeting. Should any other matter requiring the vote of stockholders arise at the meeting, proxies will be voted on that matter in accordance with the judgment of the person or persons voting the proxies.
Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope, or submit your proxy by telephone or the Internet in accordance with the instructions on your proxy card. Please act promptly to ensure that you will be represented at this important meeting.
WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2008. WRITTEN REQUESTS SHOULD BE MAILED TO KAREN L. GALLAGHER, SENIOR VICE PRESIDENT, PRINCIPAL FINANCIAL OFFICER AND CORPORATE SECRETARY, SYNTROLEUM CORPORATION, 5416 SOUTH YALE, SUITE 400, TULSA, OKLAHOMA 74135.

By Order of the Board of Directors,

Karen L. Gallagher Senior Vice President of Finance, Principal Financial Officer and Corporate Secretary April 23, 2009

EXHIBIT A
Syntroleum Corporation
Summary Description of 2005 Stock Incentive Plan
Introduction
The essential features of the 2005 Plan, as currently in effect and as proposed to be amended by Proposal 3, are summarized below. A portion of the 2005 Plan as in effect prior to the adoption of Proposal 3, and marked to give effect to the amendments proposed in Proposal 3, is attached hereto as Exhibit B. Capitalized terms used in the summary of the 2005 Plan which are not defined in this Exhibit A, are used as defined in the 2005 Plan.
History of Syntroleum Equity Based Incentive Plans
In August, 1998, Syntroleum Corporation, a privately owned Oklahoma corporation, merged (the “1998 merger”) with and into SLH Corporation, a Kansas corporation, which then changed its name to Syntroleum Corporation (“Syntroleum-Kansas”). In June 1999, Syntroleum-Kansas reincorporated in Delaware by merging into Syntroleum Corporation, a Delaware corporation.
In connection with the 1998 merger, the stockholders of SLH Corporation adopted, and the surviving corporation of the 1998 merger assumed, Syntroleum Corporation’s 1993 Stock Incentive and Option Plan and its 1997 Stock Option Plan for Outside Directors, effective upon the effective date of the 1998 merger (the “Two Syntroleum Plans). Prior to the 1998 merger, SLH Corporation adopted its 1997 Stock Option Plan that was registered on a Form S-8 filed with the SEC on August 11, 1997. Subsequent to the 1998 merger, on September 25, 1998, the surviving corporation filed a Registration Statement on Form S-8 for the purpose of registering the shares of common stock issuable under the Two Syntroleum Plans. The Two Syntroleum Plans and the 1997 Stock Option Plan of SLH Corporation are hereinafter referred to as the “Prior Plans”.
On April 25, 2005, our stockholders approved the Syntroleum Corporation 2005 Stock Incentive Plan (the “2005 Plan”). On that date, a total of 4,311,514 shares of common stock were reserved for issuance under the 2005 Plan upon the exercise of outstanding stock awards issued under the Prior Plans. Upon the adoption of the 2005 Plan, no further stock awards were issuable under the Prior Plans. Effective January 1, 2005, the 2005 Plan was amended and restated to give effect to mandatory amendments required by Section 409A of the Internal Revenue Code of 1986, as amended. On June 2, 2008, our stockholders amended the 2005 Plan to increase the number of shares available for awards by 7,353,883 additional shares.
Summary of 2005 Stock Incentive Plan
Purpose of the 2005 Plan. The purpose of the 2005 Plan is to further the interests of the company and its stockholders by providing incentives in the form of stock based awards to attract and retain key employees, independent contractors and directors who can contribute materially to the success and profitability of the company. Awards under the 2005 Plan will give Plan participants an interest in the company parallel to that of the shareholders so as to provide incentives to the plan participants that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the company.
Eligibility. All employees (including directors who are employees), members of the board directors and independent contractors are eligible to participate in the 2005 Plan. The Company has 5 non-employee directors who are eligible under this plan.
Number of Shares Available. The 2005 Plan provides that the maximum number of shares that may be awarded or issued subsequent to April 25, 2005 (the “effective date” of the 2005 Plan), 6,600,000 Shares, plus 7,353,883 plus (a) up to 4,311,514 shares that are reserved for issuance subsequent to the effective date under outstanding awards granted under the Prior Plans, and (b) any shares relating to awards heretofore or hereafter outstanding under the 2005 Plan or the Prior Plans, that expire, are forfeited, are settled in cash or are cancelled in a manner that some of the shares subject to the award are not issued. As of December 31, 2008 we had 2,596,270 awards available for grant.

Shares covered by an award granted under the 2005 Plan are not counted as used unless and until they are actually awarded to an eligible participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the 2005 Plan, any shares that were covered by that award are again available for award under the 2005 Plan. However, shares tendered in payment of the exercise price or grant price or an award and shares withheld to satisfy tax withholding obligations are not netted against the number of shares issued under the 2005 Plan for the purpose of determining usage of shares against the maximum limit. Shares covered by a stock appreciation right, to the extent that it is exercised and shares are actually issued to the participant upon exercise of the right, are considered issued pursuant to the 2005 Plan. These Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
Administration. The 2005 Plan will be administered by the nominating and compensation committee of the board of directors or by such other committee of the board as the board may designate (the “Committee”), except that the Board administers all director awards. The members of the Committee shall be designated by the board of directors; provided that the Committee shall at all times include two or more independent directors. Unless the Committee is composed entirely of independent directors, all decisions concerning performance based awards and all decisions concerning executive officers shall be made by a subcommittee of the Committee comprised solely of independent directors.
The Committee shall have full and exclusive power and authority to administer the 2005 Plan and to take all actions that are specifically contemplated by the 2005 Plan, including the power to interpret the 2005 Plan and to adopt such rules and guidelines for carrying out the 2005 Plan as it shall deem necessary or appropriate. The Committee, after establishing a pool of awards, may delegate the authority to grant individual awards to the Chief Executive Officer or other executive officers as permitted by law
Employee Awards and Independent Contractor Awards. The Committee shall designate from time to time the employees who are to be recipients of awards and whether the award shall be an option (either an incentive stock option or a non-qualified stock option), a stock appreciation right, or “SAR,“or an other stock based award or a cash award. Such awards may be granted singly or in combination to a recipient who is an employee pursuant to such applicable terms, conditions and limitations (including treatment as a performance based award) as may be established by the Committee. Performance awards that are intended to qualify as qualified performance based compensation under Section 162(m) of the Internal Revenue Code shall be granted in accordance with the conditions specified in the 2005 Plan. All or part of an award may be subject to conditions established by the Committee, and may include continuous service or achievement of performance based objectives. Incentive stock options may be granted only to employees, including officers and directors, of the company or any subsidiary of the company. Options shall be granted at an exercise price of not less than the fair market value of the underlying common stock and the term of the option shall not extend beyond ten years from the date of grant. Options that are intended to qualify as incentive stock options shall be issued in accordance with the limitations and conditions specified in the Internal Revenue Code for the qualification of options as incentive stock options.
Independent contractor awards shall consist of non-qualified options, SARs, stock based awards and cash awards. The Committee shall have the sole authority to determine the types of such awards to be granted to independent contractors and the terms and conditions applicable thereto.
The following limitations shall apply to awards made to employees and independent contractors: (i) No recipient shall be granted during any calendar year an award that is exercisable for or relates to more than 1,000,000 shares of common stock; and (ii) no participant shall be granted in any calendar year cash awards having a value in excess of $4,000,000.
Non-Employee Director Awards. The board of directors may grant awards to non-employee directors consisting of non-qualified options and stock based awards; provided that no such director may receive an award that consists of or relates to more than 50,000 shares of common stock in any calendar year.

A-2

Change of Control. Unless otherwise expressly provided in the applicable award agreement, a change of control during a participant’s employment (or service as a non-employee director or independent contractor) with the company or one of its subsidiaries, each award granted under the plan to the participant shall become immediately vested and fully exercisable (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the award agreement).
Share Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the 2005 Plan, (ii) the kind, number and option price of shares subject to outstanding stock options or other stock based awards as may be determined by the Committee in its sole discretion.
Assignability. Unless otherwise determined by the Committee and provided in the award agreement or the terms of the award, no award or any other benefit under the 2005 Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution.
Amendment and Termination. The board of directors may amend, alter or discontinue the 2005 Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a participant in the 2005 Plan under any award theretofore granted without such participant’s consent. To the extent necessary to comply with any applicable law or regulation, the company will obtain shareholder approval of any amendment to the 2005 Plan in such a manner and to such a degree as required.

A-3

EXHIBIT B
SYNTROLEUM CORPORATION

2005 STOCK INCENTIVE PLAN
(Marked in Bold Face Type to Show Amendments Set Forth in
Proposal 3 as Described in the Proxy Statement)
This Exhibit sets forth only Section 10 (“Director Awards”) of the Syntroleum 2005 Stock Incentive Plan (the “Plan”) which is the only portion of the Plan which is proposed to be amended. Marked in bold for all the provisions which are proposed to be amended. A copy of the entire Plan will be furnished to a shareholder upon request free of charge.
10. Director Awards.
(a) The Board, after consulting with such compensation, legal and accounting experts as it deems appropriate, may grant Director Awards to the Nonemployee Directors of the Company from time to time in accordance with this Paragraph 10. Director Awards may consist of those awards listed in this Paragraph 10 and may be granted singly or in combination. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined to be appropriate by the Board and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.
(i) Options and SARs. A Director Award may be in the form of a SAR or Nonqualified Stock Option but not an Incentive Stock Option. The Grant Price of an Option or SAR shall be not less than the Fair Market Value of the Common Stock subject to such Option or SAR on the Grant Date. In no event shall the term of the Option or SAR extend more than ten (10) years after the Grant Date. Options or SARs may not include provisions that “reload” the option or SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options or SARs awarded to Participants pursuant to this Paragraph 10, including the Grant Price, the term of the Options or SARs, the number of Shares subject to the Options or SARs and the date or dates upon which they become exercisable, shall be determined by the Board.
(ii) Stock Awards. A Director Award may be in the form of a Stock Award. Any terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan, including but not limited to rights to Dividend Equivalents, shall be determined by the Board.
(b) PROPOSED FOR DELETION: Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:
(i) PROPOSED FOR DELETION: No Nonemployee Director may be granted during any calendar year Director Awards consisting of Options or SARs, or any combination of Options and SARs, that are exercisable for, or the value of which is measured by, more than fifty thousand (50,000) Shares of Common Stock.
(ii) PROPOSED FOR DELETION: No Nonemployee Director may be granted, during any calendar year, Director Awards consisting of Stock Awards covering or relating to more than fifty thousand (50,000) Shares of Common Stock.

(c) At the discretion of the Board, Director Awards may be settled at any time by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards, provided however, that no cash settlement will be allowed if it would cause a deferred compensation amount to be accelerated contrary to the requirements of Section 409A of the Code.
(d) Each Nonemployee Director shall have the option to elect to receive Shares of Common Stock, as prescribed by the Board, in lieu of all or part of the compensation otherwise payable by the Company to such Nonemployee Director during each calendar quarter. As determined by the Board, to the extent a Nonemployee Director has elected in writing to receive stock in lieu of compensation otherwise payable to the Nonemployee Director, such Nonemployee Director will receive Shares of Common Stock on the last day of the calendar quarter for which the compensation was earned.
(e) The Board shall have all the same powers, duties, authority and discretion to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Independent Contractor Awards.

B-2

Syntroleum Corporation

ANNUAL MEETING OF SYNTROLEUM CORPORATION

1: Election of Class A

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

Proposal Number	For	Against	Abstain	Directors Recommend
2:	☐	☐	☐	For
3:	☐	☐	☐	For

PROPOSAL(S)

1: Election of Directors Nominees

____________________ Please Sign Here ____________________ Please Date Above

____________________ Please Sign Here ____________________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Syntroleum Corporation

Annual Meeting of Syntroleum Corporation to be held on Tuesday, June 16, 2009 for Holders as of April 15, 2009

INTERNET

Go To
www.proxypush.com/synm
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

866-390-5395
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

SYNTROLEUM CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Syntroleum Corporation Syntroleum Corporation ANNUAL MEETING OF SYNTROLEUM CORPORATION Date: Tuesday, June 16, 2009 Annual Meeting of Syntroleum Corporation Time: 1:00 P.M. (Central Time) Place: Tulsa Community College, Southeast Campus, to be held on Tuesday, June 16, 2009 10300 East 81st Street Tulsa, OK 74133 See Voting Instruction on Reverse Side. for Holders as of April 15, 2009 Please make your marks like this: Use dark black pencil or pen only . provided Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. INTERNET TELEPHONE 1: Election of Class A Go To 866-390-5395 Vote For Withhold Vote *Vote For envelope www.proxypush.com/synm All Nominees From All Nominees All Except UCast your vote online. UUse any touch-tone telephone. OR UView Meeting Documents. UHave your Voting Instruction Form ready. UFollow the simple recorded instructions. *INSTRUCTIONS: To withhold authority to vote for any in the MAIL nominee, mark the “Exception” box and write the number(s) in the space provided to the right. portion Mark, sign and date your Voting Instruction Form. OR U UDetach your Voting Instruction Form. Proposal Directors UReturn your Voting Instruction Form in the Number Recommend postage-paid envelope provided. For Against Abstain By signing the proxy, you revoke all prior proxies and appoint Juan Otero, General Counsel and Secretary, 2: For and Meena Elliott, Associate General Counsel, Assistant Secretary, and each of them acting in the absence 3: For of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction and return just this form and any other matters that may come before the Annual Meeting and all adjournments. PROPOSAL(S) perforation 1: Election of Directors Nominees All votes must be received by 5:00 P.M., Eastern Time, June 15, 2009. Class A Directors: 01 Frank M. Bumstead All votes for the 401(k) participants must be received by 02 Robert B. Rosene, Jr. at the 5:00 P.M., Eastern Time, June 12, 2009. 2: Proposal Two – Ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm. carefully 3: Proposal Three – Amend our 2005 Stock Incentive Plan to delete the PROXY TABULATOR FOR restriction upon the number of shares to be granted to non-employee directors in one year. SYNTROLEUM CORPORATION separate P.O. BOX 8016 CARY, NC 27512-9903 To attend the meeting and vote your shares in person, please mark this box. Please Authorized Signatures — This section must be completed for your Instructions to be executed. EVENT # Please Sign Here Please Date Above CLIENT # Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all OFFICE # persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Revocable Proxy — Syntroleum Corporation Annual Meeting of Shareholders June 16, 2009, 1:00 p.m. (Central Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Karen L. Gallagher and Edward G. Roth, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Syntroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Tuesday, June 16, 2009 at 1:00 p.m., and any and all adjournments thereof, as set forth below. This proxy is revocable and will be voted as directed. However, if no Instructions are specified, this proxy will be voted FOR the nominees for directors specified in Proposal 1 and FOR Proposal 2 and 3. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)